UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Asset Acceptance Capital Corp. (the “Company”), approved certain modifications to the compensation for Nathaniel F. Bradley IV in connection with his retirement as the Company’s CEO. As previously announced by the Company on August 5, 2008, Mr. Bradley will retire from his position as President and Chief Executive Officer of the Company effective January 1, 2009, but will remain on the Company’s Board of Directors and serve as the non-executive Chairman. In connection with Mr. Bradley’s retirement and transition to non-executive Chairman, the Committee approved the following modifications to Mr. Bradley’s compensation:

•	Mr. Bradley will receive ownership of the automobile currently supplied to him by the Company (estimated value $25,000).

•	For so long as Mr. Bradley remains the non-executive Chairman, he shall receive medical, dental, and vision insurance coverage to the same extent as currently provided to him by the Company.

•

The Company’s 2008 Annual Incentive Compensation Plan for Management (the “Incentive Compensation Plan”) provides that, unless otherwise approved by the Committee, any cash bonus earned by a participant is forfeited if his employment is terminated for any reason prior to the approval of the 2008 audited financial statements. Inasmuch as Mr. Bradley will not be employed with the Company after January 1, 2009, the Committee has waived the requirement of employment such that Mr. Bradley will be eligible to receive a cash bonus under the Incentive Compensation Plan to the extent otherwise entitled under the terms of the Incentive Compensation Plan.

•

The terms governing the nonqualified stock options for 17,412 shares (at an exercise price of ($16.27 per share) and 37,500 shares (at an exercise price of $9.28 per share) of common stock granted to Mr. Bradley by the Company under the Nonqualified Stock Option Agreements dated April 21, 2005, as amended, and August 7, 2007, respectively, provide that, unless otherwise approved by the Committee, Mr. Bradley’s right to exercise those options is limited to specified time periods after his employment is terminated. The Committee, acting in accordance with the discretion granted to it under the Nonqualified Stock Option Agreements, has extended the exercise period of those options such that Mr. Bradley will be eligible to exercise those options in accordance with their terms while he remains a director, with the option for 15,000 shares exercisable until April 21, 2015 and the option for 37,500 shares exercisable until August 7, 2017.

•	Mr. Bradley will also be eligible for non-associate Director compensation.

In addition, on October 29, 2008, the Committee also approved certain amendments to the Company’s 2004 Stock Incentive Plan (the “Stock Incentive Plan”) to be effective for periods after December 31, 2008. The amendments to the Plan were made to conform the Stock Incentive Plan to Internal Revenue Code Sections 162(m) ($1,000,000 cap-related provisions) and 409A (nonqualified deferred compensation-related provisions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2008	Asset Acceptance Capital Corp.

	By:	/s/ Nathaniel F. Bradley IV
	Name:	Nathaniel F. Bradley IV
	Title:	Chairman of the Board, President and Chief Executive Officer